 EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Jill Martin, the undersigned’s true and lawful attorney-in-fact, to:

(1)           execute for and on behalf of the undersigned any and all forms, reports and statements (including Forms 3, 4, and 5) required or permitted to be filed by the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, as a result of the undersigned’s status as an officer, director, and/or principal stockholder of United Trust Group, Inc. (the “Company”).

(2)           do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such form, report and/or statement and timely file such form, report and/or statement with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)           take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such items and conditions as such attorney-in-fact may approve in their individual discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any form, report or statement with respect to the undersigned’s ownership of, transactions in and equity-based swap agreements involving securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of August, 2002.

FIRST SOUTHERN CAPITAL CORP., LLC                                              FIRST SOUTHERN CAPITAL CORP., LLC

By:    /s/ Randall Attkisson_______________                                           By:     /s/ Jess Correll______________________
        Randall Attkisson, Manager                                                                           Jess Correll, Manager